Exhibit 10.18

NORTHERN OIL AND GAS, INC.
2013 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR

Northern Oil and Gas, Inc. (the "Company"), pursuant to Section 7 of its 2013 Equity Incentive Plan  (the "Plan"), hereby grants to you, the Non-Employee Director named below, an Option to purchase the number of shares of the Company's common stock shown below.  The terms and conditions of this Option Award are set forth in this Non-Qualified Stock Option Agreement (the "Agreement"), consisting of this cover page and the Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you.  To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Full Name of Non-Employee Director:
No. of Shares Covered:	Grant Date:
Exercise Price Per Share:	Expiration Date:
Vesting and Exercise Schedule (Cumulative):
Initial Date of Vesting and Exercisability	No. of Shares As to Which Options Becomes Vested and Exercisable as of Such Date

By signing below, you agree to all of the terms and conditions contained in this Agreement and in the Plan document.  You acknowledge having reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company's common stock pursuant to this Option.

OPTIONEE:                                                                                         NORTHERN OIL AND GAS, INC.

____________________________    By:___________________________
[Name]                                                                      Title: __________________________

TERMS AND CONDITIONS

1.            Exercise Price.  The purchase price of each of the Shares subject to the Option shall be the Exercise Price Per Share specified on the cover page of this Agreement, which price was determined in accordance with the Plan.

2.            Non-Statutory Stock Option.  This Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be interpreted accordingly.  As such, this Option is a Non-Qualified Stock Option under the Plan.

3.            Vesting and Exercise.  The Option shall vest and become exercisable according to the Vesting and Exercise Schedule set out on the cover page of this Agreement, so long as your Service to the Company has not ended.  Notwithstanding the foregoing, the Option shall immediately vest and become exercisable in full upon the occurrence of a Change in Control or upon the termination of your Service to the Company as a result of death or Disability.

4.            Expiration.  This Option shall expire at 4:00 Central Time on the earliest of (i) the Expiration Date specified on the cover page of this Agreement, (ii) the last day of any period following your termination of Service to the Company during which this Option can be exercised (as specified in Section 5 of this Agreement); or (iii) the date (if any) fixed for cancellation pursuant to Section 3(b) of the Plan.

5.            Continued Service Requirement.  Except as otherwise provided in this Section 5, this Option may be exercised only while you continue to provide Service to the Company.

(a)            Death of Optionee.  If your Service to the Company terminates because of your death, the Option may be exercised at any time within 12 months following the date of death (but in no instance later than the Expiration Date specified on the cover page of this Agreement) by your estate or by a person who acquired the right to exercise the Option by bequest or inheritance (a "Successor").

(b)            Disability of Optionee.  If your Service to the Company terminates due to Disability, you may exercise the Option within 12 months from the date of such termination (but in no event later than the Expiration Date specified on the cover page of this Agreement).

(c)            Other Termination.  If your Service to the Company terminates other than because of your death or Disability, you may exercise the Option to the extent it was exercisable immediately prior to such termination within 12 months from the date of such termination (but in no event later than the Expiration Date specified on the cover page of this Agreement).

6.            Procedure to Exercise Option.

(a)                Notice of Exercise.  This Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement as Exhibit A, or a similar form containing substantially the same information and addressed or delivered to an authorized Company representative.  The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option.  If you are not the person exercising this Option, he or she also must submit appropriate proof of his or her right to exercise this Option.

(b)        Tender of Payment.  When a notice of exercise is submitted, it must be accompanied by payment of the full purchase price of the Shares being purchased through one or a combination of the following methods:
2

(i)	Payment by check, bank draft or money order payable to the Company;

(ii)	To the extent permitted by the Committee, by means of a broker-assisted cashless exercise in which the person exercising the Option irrevocably instructs his or her broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise to the Company in payment of the exercise price of such Shares; or

(iii)	By delivery to the Company of Shares (by actual delivery or attestation of ownership in a form approved by the Company) already owned by the person exercising the Option that are not subject to any security interest and that have an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the person exercising the Option shall duly endorse in blank any certificates delivered and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances).

(iv)	To the extent permitted by the Committee, by authorizing the Company to retain, from the total number of Shares as to which the Option is being exercised, that number of Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price for the total number of Shares as to which the Option is being exercised.

(c)                Delivery of Shares.  As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, and has determined that all conditions to exercise have been satisfied, it shall deliver to the person exercising the Option, in the name of such person, the Shares being purchased, as evidenced by issuance of a stock certificate or certificates, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company's transfer agent.  The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith.  All Shares so issued shall be fully paid and nonassessable.

7.            Transfer of Option.  The Option may be transferred only to a Successor, and then only for no consideration.

8.            No Rights as Shareholder.  No person shall have any of the rights of a shareholder of the Company with respect to any shares subject to the Option until the shares are actually issued upon the proper exercise of the Option.

9.            The Plan.  This Option is subject to all of the terms and conditions contained in the Plan, and the Plan is hereby incorporated by reference into this Agreement.  If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

10.            Governing Law.  This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflicts of law principles).

11.            Binding Effect.  This Agreement shall be binding in all respects on your heirs, representatives, successors and assigns (including a Successor), and upon the successors and assigns of the Company.

By signing the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.